Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
February 22, 2018
Thank you, Leo. Good morning everyone. Welcome to the Trinity Industries’ fourth quarter 2017 results conference call. I am Gail Peck, Vice President, Finance and Treasurer of Trinity. Thank you for joining us this morning.
As we have done previously, we will begin today’s earnings call with a brief update on the Highway Products litigation matter provided by Theis Rice, our Senior Vice President and Chief Legal Officer. We will then follow with our normal quarterly earnings conference call format. New to this morning’s format is a dedicated section to the planned spin-off of the Company’s infrastructure-related business. Melendy Lovett, Trinity’s Senior Vice President and Chief Administrative Officer, will provide the spin-off update.
We also would like to introduce Eric Marchetto, Executive Vice President and Chief Commercial Officer for TrinityRail, who will cover rail and leasing this morning. Some of you may know Eric. For those that do not, Eric has been with Trinity over 20 years, and his tenure has been spent entirely in our rail and leasing businesses, with broad responsibilities spanning accounting, finance and portfolio management to market analysis, investments and contract administration. Previously, Eric was Chief Financial Officer of TrinityRail.
Today’s speakers also include:
•Tim Wallace our Chairman, Chief Executive Officer and President;
•Bill McWhirter, Senior Vice President and Group President of the Construction Products, Energy Equipment, and Inland Barge Groups; and
•James Perry, our Senior Vice President and Chief Financial Officer
Following prepared remarks, we will move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer and Scott Beasley, the future Chief Financial Officer of the new infrastructure company are also in the room with us today.
I will now turn the call over to Theis Rice.
Theis
Tim
Melendy
Bill
Eric
James
Q&A Session
Thank you, Leo. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on March 1, 2018. The access number is (402) 220-0459. Also the replay will be available on the website located at www.trin.net.
We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.